                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30698) pertaining to the Momentum Business Applications, Inc. 1999 Stock Incentive Plan, of our report dated May 19, 2001 with respect to the financial statements of Momentum Business Applications, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2001, filed with the Securities and Exchange commission.


                                            /s/  ERNST & YOUNG LLP

Walnut Creek, California
July 27, 2001